                                                                 EXHIBIT (10.15)

                                  APPENDIX A
                                      to
                           Master Agreement, Lease,
               Loan Agreement and Construction Agency Agreement
               ------------------------------------------------

                        DEFINITIONS AND INTERPRETATION


     A.   Interpretation.  In each Operative Document, unless a clear contrary
          --------------
intention appears:

          (i)    the singular number includes the plural number and vice versa;
                                                                    ---- -----

          (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents;

          (iii)  reference to any gender includes each other gender;

          (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

          (vi)   reference in any Operative Document to any Article, Section,
                                                            -------  -------
     Appendix, Schedule or Exhibit means such Article or Section thereof or
     --------  --------    -------            -------    -------
     Appendix, Schedule or Exhibit thereto;
     --------  --------    -------

          (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article,
                    -------

     Section, paragraph or other provision of such Operative Document;
     -------

          (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

          (ix)   "or" is not exclusive; and

          (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     B.   Accounting Terms.  In each Operative Document, unless expressly
          ----------------
otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

     C.   Bridge Agreement.  Letter Agreement dated April 28, 1999 by and among
          ----------------
Atlantic Financial Group, Ltd. and Rowe Furniture Inc. (formerly known as Rowe Industries, Inc.), as amended through the Closing Date.

     D.   Conflict in Operative Documents.  If there is any conflict between any
          -------------------------------
Operative Documents, each such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Master Lease Agreement shall prevail and control.

     E.   Defined Terms.  Unless a clear contrary intention appears, terms
          -------------
defined herein have the respective indicated meanings when used in each Operative Document.

     "A Loan" means the A Percentage of Fundings made pursuant to the Loan
      ------
Agreement and the Master Agreement.

     "A Note" is defined in Section 2.2 of the Loan Agreement.
      ------

     "A Percentage" means 85%.
      ------------

     "Address" means with respect to any Person, its address set forth in
      -------
Schedule 8.2 to the Master Agreement or such other address as it shall have identified to the parties to the Master Agreement in writing in the manner provided for the giving of notices thereunder.

     "Adjusted LIBO Rate" means with respect to each day during each Rent Period
      ------------------
pertaining to a LIBOR Advance, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                     LIBOR
                     -------------------------------------
                     1 - Eurocurrency Reserve Requirements

     "Advance" means a LIBOR Advance or a Prime Rate Advance.
      -------

     "Affiliate" means any Person which directly or indirectly controls, or is
      ---------
controlled by, or is under common control with, an Obligor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

     "After-Tax Basis" means (a) with respect to any payment to be received by
      ---------------
an Indemnitee (which, for purposes of this definition, shall include any Tax Indemnitee), the amount of such payment supplemented by a further payment or payments so that, after deducting from such payments the amount of all Taxes (net of any current credits, deductions or other Tax benefits arising from the payment by the Indemnitee of any amount, including Taxes, for which the payment to be received is made) imposed currently on the Indemnitee by any Governmental Authority or taxing authority with respect to such payments, the balance of such payments shall be equal to the original payment to be received and (b) with respect to any payment to be made by any Indemnitee, the amount of such payment supplemented by a further payment or payments so that, after increasing such payment by the amount of any current credits or other Tax benefits realized by the Indemnitee under the laws of any Governmental Authority or taxing authority resulting from the making of such payments, the sum of such payments (net of such credits or benefits) shall be equal to the original payment to be made; provided, however, for the purposes of this definition, and for purposes of any
--------  -------
payment to be made to either a Lessee or an Indemnitee on an after-tax basis, it shall be assumed that (i) federal, state and local taxes are payable at the highest combined marginal federal and state statutory income tax rate (taking into account the deductibility of state income taxes for federal income tax purposes) applicable to corporations from time to time and (ii) such Indemnitee or such Lessee has sufficient income to utilize any deductions, credits (other than foreign tax credits, the use of which shall be determined on an actual basis) and other Tax benefits arising from any payments described in clause (b)
                                                                     ----------
of this definition.

     "Agent" means Crestar Bank, a Virginia banking corporation, in its capacity
      -----
as agent under the Master Agreement and the Loan Agreement.

     "Alterations" means, with respect to any Leased Property, alterations,
      -----------
improvements, modifications and additions to such Leased Property.

     "Applicable Law" means all applicable laws (including Environmental Laws),
      --------------
rules, regulations (including proposed, temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including those pertaining to health, safety or the environment (including, without limitation, wetlands) and those pertaining to the construction, use or occupancy of any Leased Property).

     "Applicable Margin" means with respect to each day (i) for each LIBOR
      -----------------
Advance the applicable percentage set forth below for the corresponding Funded Debt to Cash Flow Ratio as most recently determined based on Rowe Companies' most recent audited annual or unaudited quarterly consolidated financial statements, tested each quarter on a rolling four quarter basis beginning August 31, 1999, as applicable, and (ii) 0% for each Prime Rate Advance.

                      Applicable Margin for LIBOR Advances
                      ------------------------------------

Funded Debt to Cash Flow Ratio             Spread over LIBOR
------------------------------             -----------------
greater than 2.25:1.00                          1.30%
less than    2.25:1.00                          1.00%
less than    2.00:1.00                          0.80%
less than    1.75:1.00                          0.65%
less than    1.25:1.00                          0.50%
less than    0.50:1.00                          0.35%

     "Appraisal" is defined in Section 3.1 of the Master Agreement.
      ---------

     "Appraiser" means an MAI appraiser appointed by the Agent and reasonably
      ---------
satisfactory to the related Lessee.

     "Appurtenances" means, with respect to any Land, (i) all agreements,
      -------------
easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to such Land or the Buildings thereon, including without limitation, the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

     "Architect" means with respect to any Leased Property the architect engaged
      ---------
in connection with the construction of the related Building, if any, who may be an employee of the General Contractor for such Leased Property.

     "Architect's Agreement" means, with respect to any Leased Property, the
      ---------------------
architectural services agreement, if any, between the Construction Agent (or a Lessee) and the related Architect.

     "Assignment and Assumption" means an assignment and assumption agreement,
      -------------------------
substantially in the form of Exhibit F to the Master Agreement.

     "Assignment of Lease and Rents" means, with respect to any Leased Property,
      -----------------------------
the Assignment of Lease and Rents, dated as of the related Closing Date, from the Lessor to the Agent, substantially in the form of Exhibit B to the Master Agreement.

     "Award" means any award or payment received by or payable to the Lessor or
      -----
a Lessee on account of any Condemnation or Event of Taking (less the actual costs, fees and expenses, including reasonable attorneys' fees, incurred in the collection thereof, for which the Person incurring the same shall be reimbursed from such award or payment).

     "B Loan" means the B Percentage of Fundings made pursuant to the Loan
      ------
Agreement and the Master Agreement.

     "B Note" is defined in Section 2.2 of the Loan Agreement.
      ------

     "B Percentage" means 11.5%.
      ------------

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended.
      ---------------

     "Base Term" means, with respect to any Leased Property, (a) the period
      ---------
commencing on the related Closing Date and ending on August __, 2004 or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

     "Basic Rent" means the rent payable pursuant to Section 3.1 of the Lease,
      ----------
determined in accordance with the following: each installment of Basic Rent payable on any Payment Date shall be in an amount equal to the sum of (A) the aggregate amount of Lender Basic Rent payable on such Payment Date, plus (B) the
                                                                    ----
aggregate amount of Lessor Basic Rent payable on such Payment Date, in each case for the Leased Property or Properties that are then subject to the Lease.

     "Beneficial Owner" has the meaning defined in Rule 13-D-3 of the Securities
      ----------------
and Exchange Commission.

     "Board" means the Board of Governors of the Federal Reserve System and any
      -----
successor thereto or to the functions thereof.

     "Board of Directors", with respect to a corporation, means either the Board
      ------------------
of Directors or any duly authorized committee of that Board which pursuant to the by-laws of such corporation has the same authority as that Board as to the matter at issue.

     "Building" means, with respect to any Leased Property, the buildings,
      --------
structures and improvements located or to be located on the related Land, along with all fixtures used or useful in connection with the operation of such Leased Property, including, without limitation, all furnaces, boilers, compressors, elevators, fittings, pipings, connectives, conduits, ducts, partitions, equipment and apparatus of every kind and description now or hereafter affixed or attached to the Building, financed by the Lessor and/or the Lenders and all Alterations (including all restorations, repairs, replacements and rebuilding of such buildings, improvements and structures) thereto (but in each case excluding Lessee's Property). The property intended by the parties on the Closing Date to be financed by the Lessor and/or the Lenders is set forth on Schedule I to the Lease Supplement.

     "Business Day" means any day other than a Saturday, Sunday or other day on
      ------------
which banks are required or authorized to be closed for business in Roanoke, Virginia and, if the applicable Business Day relates to a LIBOR Advance, on which trading is not carried on by and between banks in the London interbank market.

     "Capital Stock" means any and all shares, interests, participations or
      -------------
other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Capitalized Lease Obligations" means with respect to any person any and
      -----------------------------
all lease obligations required or permitted under GAAP to be capitalized on the books of such person.

     "Casualty" means an event of damage or casualty relating to all or part of
      --------
any Leased Property that does not constitute an Event of Loss.

     "Claims" means liabilities, obligations, damages, losses, demands,
      ------
penalties, fines, claims, actions, suits, judgments, proceedings, settlements, utility charges, costs, expenses and disbursements (including, without limitation, reasonable legal fees and expenses) of any kind and nature whatsoever.

     "Closing Date" means the date on which the initial Funding occurs under the
      ------------
Master Agreement.

     "Code" or "Tax Code" means the Internal Revenue Code of 1986, as amended.
      ----      --------

     "Commitment" means as to each Funding Party, its obligation to make
      ----------
Fundings as investments in each Leased Property, or to make Loans to the Lessor, in an aggregate amount not to exceed at any one time outstanding the amount set forth for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

     "Commitment Percentage" means as to any Funding Party, at a particular
      ---------------------
time, the percentage of the aggregate Commitments in effect at such time represented by such Funding Party's Commitment, as such percentage is shown for such Funding Party on Schedule 2.2 to the Master Agreement (as it may be adjusted from time to time pursuant to Section 6 of the Master Agreement).

     "Commonly Controlled Entity" means an entity, whether or not incorporated,
      --------------------------
which is under common control with Rowe Companies within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "Competitor" means any Person significantly and directly engaged in the
      ----------
business of (x) providing information or processing services to third parties particularly in the transaction card (such as credit cards, debit cards and retail cards) processing or mutual fund business or (y) payment instruments or consumer funds transfers.

     "Completion Date" with respect to any Leased Property means the Business
      ---------------
Day on which the conditions specified in Section 3.5 of the Master Agreement have been satisfied or waived with respect to such Leased Property.

     "Condemnation" means any condemnation, requisition, confiscation, seizure
      ------------
or other taking or sale of the use, occupancy or title to any Leased Property or any part thereof in, by or on account of any actual eminent domain proceeding or other action by any Governmental Authority or other Person under the power of eminent domain or any transfer in lieu of or in anticipation thereof, which in any case does not constitute an Event of Taking. A Condemnation shall be deemed to have "occurred" on the earliest of the dates that use is prevented or occupancy or title is taken.

     "Construction" means, with respect to any Leased Property, the construction
      ------------
of the related Building pursuant to the related Plans and Specifications.

     "Construction Agency Agreement" means the Construction Agency Agreement,
      -----------------------------
dated as of August 27, 1999, between Rowe Furniture and the Lessor.

     "Construction Agency Event of Default" is defined in Section 5.1 of the
      ------------------------------------
Construction Agency Agreement.

     "Construction Agent" means Rowe Furniture in its capacity as construction
      ------------------
agent pursuant to the Construction Agency Agreement.

     "Construction Budget" is defined in Section 2.4 of the Construction Agency
      -------------------
Agreement.

     "Construction Commencement Date" is defined in Section 2.3 of the
      ------------------------------
Construction Agency Agreement.

     "Construction Conditions" means the conditions set forth in Section 3.5 of
      -----------------------
the Master Agreement.

     "Construction Contract" means, with respect to any Leased Property, that
      ---------------------
certain construction contract, if any, between a Lessee or the Construction Agent and a General Contractor for the Construction of the related Building, provided that such contract shall be assigned to the Lessor, and such assignment shall be consented to by such General Contractor, pursuant to an assignment of such construction contract substantially in the form of the Security Agreement and Assignment set forth as Exhibit D to the Master Agreement.

     "Construction Failure Payment" with respect to any Leased Property means an
      ----------------------------
amount equal to the sum of (i) 100% of the acquisition cost of the related Land, plus (ii) 89.9% of the Construction costs (including development and transaction
----
costs, but excluding any upfront structuring fees) related to such Leased Property that have been incurred through the date of payment, plus (iii) any
                                                              ----
amounts owed with respect to such Leased Property pursuant to Section 3.3 of the Construction Agency Agreement or Section 7.2 or 7.5 of the Master Agreement, plus (iv) the cost of tenant improvements that were not part of the Construction
----
Budget for such Leased Property.

     "Construction Force Majeure Event" means, with respect to any Leased
      --------------------------------
Property:

     (a)  an act of God arising after the related Closing Date, or

     (b) any change in any state or local law, regulation or other legal requirement arising after such Closing Date and relating to the use of the Land or the construction of a building on the Land, or

     (c) strikes, lockouts, labor troubles, unavailability of materials, riots, insurrections or other causes beyond a Lessee's control which prevents the Construction Agent from completing the Construction prior to the Scheduled Construction Termination Date and which could not have been avoided or which cannot be remedied by the Construction Agent through the exercise of all commercially reasonable efforts or the expenditure of funds (but only to the extent commercially reasonable) and, in the case of (b) above, the existence or potentiality of which was not known prior to such Closing Date through the exercise of reasonable due diligence by the Construction Agent.

     "Construction Land Interest" means each parcel of Land for which the
      --------------------------
Completion Date has not yet occurred.

     "Construction Term" means, with respect to any Leased Property, the period
      -----------------
commencing on the related Closing Date and ending on the related Construction Term Expiration Date, or such shorter period as may result from earlier termination of the Lease as provided therein.

     "Construction Term Expiration Date" means, with respect to any Leased
      ---------------------------------
Property, the earliest of the following:

     (a)  the related Completion Date,

     (b) the date on which the aggregate Funded Amounts equal the Commitments, and

     (c)  the related Scheduled Construction Termination Date.

     "Contractual Obligation", as applied to any Person, means any provision of
      ----------------------
any Securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting any of the properties of such Person).

     "Crestar Bank" means Crestar Bank, a Virginia banking corporation.
      ------------

     "Deed" means, with respect to any Land, a General Warranty Deed (or, if the
      ----
related Title Policy is acceptable to the related Lessee and the Agent, a Special or Limited Warranty Deed), from the applicable Seller to the Lessor, conveying such Land.

     "Default" means any of the events specified in Article XII of the Lease,
      -------
without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

     "Dollars" and the sign "$" means lawful money of the United States of
      -------
America.

     "Eligible Assignee" means (i) a commercial bank organized under the laws of
      -----------------
the United States, or any state thereof, or any foreign bank that has a branch or agency in the United States, having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any commercial bank and (ii) any Lender or any Affiliate of any Lender, which, in either case, is not a Competitor.

     "Environmental Audit" means, with respect to each parcel of Land, a Phase I
      -------------------
Environmental Assessment, dated no more than 90 days prior to the related Closing Date, by an environmental services firm reasonably satisfactory to the Funding Parties and the applicable Lessee.

     "Environmental Laws" means and include the Resource Conservation and
      ------------------
Recovery Act of 1976, (RCRA) 42 U.S.C. (S)(S) 6901-6987, as amended by the Hazardous and Solid Waste Amendments of 1984, the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. (S)(S) 9601-9657, (CERCLA), the Hazardous Materials Transportation Act of 1975, 49 U.S.C. (S)(S) 1801-1812, the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601-2671, the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S) 136 et seq., and all similar federal, state and local environmental laws, ordinances, rules, orders, statutes, decrees, judgments, injunctions, codes and regulations, and any other federal, state or local laws, ordinances, rules, codes and regulations, relating to the environment, human health or natural resources or the regulation or control of or imposing liability or standards of conduct concerning human health, the environment, Hazardous Materials or the clean-up or other remediation of any Leased Property, or any part thereof, as any of the foregoing may have been from time to time amended, supplemented or supplanted.

     "Environmental Permits" means all permits, licenses, authorizations,
      ---------------------
certificates and approvals of Governmental Authorities required by Environmental Laws.

     "EPA" shall mean the United States Environmental Protection Agency.
      ---

     "Equity" means total stockholders' equity as determined in accordance with
      ------
GAAP.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time or any successor federal statute.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
which together with the Lessee would be treated as a single employer under
Section 4001 of ERISA.

     "Eurocurrency Reserve Requirements" means for any day as applied to a LIBOR
      ---------------------------------
Advance, the maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained on such day under Regulation D by a member of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by a member of the Federal Reserve System against (1) any category of liabilities which includes deposits by reference to which the interest rate for LIBOR Advances is to be determined; or (2) any category of extensions of credit or other assets which include LIBOR Advances.

     "Event of Default" means any event or condition designated as an "Event of
      ----------------
Default" in Article XII of the Lease.

     "Event of Loss" is defined in Section 10.1 of the Lease.
      -------------

     "Event of Taking" is defined in Section 10.2 of the Lease.
      ---------------

     "Excluded Individuals" means with respect to any Person, the officers,
      --------------------
directors, employees, agents and representatives of such Person involved, directly or indirectly, in (a) any aspect of its transaction card business, such as credit cards, debit cards or retail cards, (b) the securities investment decisions of such Person whether made for its own account or the accounts of others, (c) the payment instruments and consumer funds transfer business of such Person or (d) the transfer agent services and custodial accounts business of such Person.

     "Executive Officer" means with respect to any Person, the Chief Executive
      -----------------
Officer, President, Vice Presidents (if elected by the Board of Directors of such Person), Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary and any Person holding comparable offices or duties (if elected by the Board of Directors of such Person).

     "Fair Market Sales Value" means, with respect to any Leased Property or any
      -----------------------
portion thereof, the fair market sales value as determined by an independent appraiser chosen by the Lessor or, so long as any Loans are outstanding, the Agent, and, unless an Event of Default has occurred and is continuing, reasonably acceptable to the related Lessee (provided if the Lessor and Lessee cannot agree each shall select an independent appraiser and the two (2) selected shall select a third whose decision shall be binding), that would be obtained in an arm's-length transaction between an informed and willing buyer (other than a lessee currently in possession) and an informed and willing seller, under no compulsion, respectively, to buy or sell and neither of which is related to the Lessor or any Lessee, for the purchase of such Leased Property. Such fair market sales value shall be calculated as the value for such Leased Property, assuming, in the determination of such fair market sales value, that such Leased Property is in the condition and repair required to be maintained by the terms of the Lease (unless such fair market sales value is being determined for purposes of Section
13.1 of the Lease and except as otherwise specifically provided in the Lease or the Master Agreement, in which case this assumption shall not be made).

     "Final Rent Payment Date" with respect to any Leased Property is defined in
      -----------------------
Section 13.1(e) of the Lease.

     "Financing Lease" means any lease of property, real or personal, the
      ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Funded Amount" means, as to the Lessor, the Lessor's Invested Amounts,
      -------------
and, as to each Lender, the outstanding principal amount of such Lender's Loans.

     "Funded Debt" means the aggregate of all Indebtedness of Rowe Companies
      -----------
plus Capitalized Lease Obligations.

     "Funded Debt to Cash Flow Ratio" means a ratio of Funded Debt to earnings
      ------------------------------
before interest, depreciation, taxes, amortization and Rent (EBITDAR) (as determined in accordance with GAAP).

     "Funding" means any funding by the Funding Parties pursuant to Section 2.2
      -------
of the Master Agreement.

     "Funding Date" means the Closing Date and each other date during the
      ------------
Construction Term on which a Funding occurs under Section 2 of the Master Agreement.

     "Funding Parties" means the Lessor and the Lenders, collectively.
      ---------------

     "Funding Party Balance" means, with respect to any Leased Property, (i) for
      ---------------------
the Lessor as of any date of determination, an amount equal to the sum of the outstanding related Lessor's Invested Amount, all accrued and unpaid Yield on such outstanding related Lessor's Invested Amount, all unpaid related fees owing by any Obligor to the Lessor under the Operative Documents, and all other related amounts owing to the Lessor by the Lessees under the Operative Documents, and (ii) for any Lender as of any date of determination, an amount equal to the sum of the outstanding related Loans of such Lender, all accrued and unpaid interest thereon, all unpaid related fees owing to such Lender by any Obligor under the Operative Documents, and all other related amounts owing to such Lender by the Lessees under the Operative Documents.

     "Funding Request" is defined in Section 2.2 of the Master Agreement.
      ---------------

     "Funding Termination Date" means December 31, 2000.
      ------------------------

     "GAAP" means as to a particular Person, such accounting principles as, in
      ----
the opinion of the independent public accountants regularly retained by such Person, conform at the time to United States generally accepted accounting principles.

     "General Partner" means Atlantic Financial Managers, Inc., a Texas
      ---------------
corporation.

     "Governmental Action" means all permits, authorizations, registrations,
      -------------------
consents, approvals, waivers, exceptions, variances, orders, judgments, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law and shall include, without limitation, all citings, environmental and operating permits and licenses that are required for the use, occupancy, zoning and operation of any Leased Property.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation" means as to any Person (the "guaranteeing person"),
      --------------------                               -------------------
and without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary
                                                              -------
obligations") of any other third Person (the "primary obligor") in any manner,
-----------                                   ---------------
whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; provided,
                                                                --------
however, that the term Guarantee Obligation shall not include (x) endorsements
------
of instruments for deposit or collection in the ordinary course of business, (y) any bond or guarantee given by The Rowe Companies or any Affiliate or Subsidiary on behalf of any Affiliate or Subsidiary solely for the performance of contractual obligations with customers or on behalf of customers in the ordinary course of business by such Affiliate or Subsidiary. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Lessee in good faith.

     "Guarantor" is defined in the preamble to the Master Agreement.
      ---------

     "Guaranty" means the Guaranty Agreement, dated as of August __, 1999,
      --------
issued by the Guarantors.

     "Hazardous Material" means any substance, waste or material which is toxic,
      ------------------
explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, including petroleum, crude oil or any fraction thereof, petroleum derivatives, by products and other hydrocarbons, or which is or becomes regulated under any Environmental Law by any Governmental Authority, including any agency, department, commission, board or instrumentality of the United States, any jurisdiction in which a Leased Property is located or any political subdivision thereof and also including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls ("PCBs") and radon
                                                               ----
gas.

     "Indebtedness" means, with respect to any Person at any time, without
      ------------
duplication, (i) all obligations of such Person for borrowed money, including but not limited to the existing $6,000,000 Industrial Revenue Bond financing for the 263,000 square foot manufacturing facility of The Mitchell Gold Co. in Taylorsville, North Carolina, and any standby letters of credit and corporate credit card obligations, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and not overdue), (vi) all obligations of others secured by any lien, security interest or encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Capitalized Lease Obligations of such Person, (viii) current liabilities in respect of unfunded vested benefits under any Plan, of Rowe Companies and (ix) all Guarantee Obligations of such Person and/or its Subsidiaries (but without double counting any Guarantee Obligation when accounted for on a consolidated basis), provided that, with respect to the Guaranty, such obligations shall be limited to eighty five percent (85%) of the outstanding Lease Balance.

     "Indemnitee" means the Agent (in its individual capacity and in its
      ----------
capacity as Agent), each Lender, and the Lessor, and their respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents.

     "Indemnitee Group" means the respective Affiliates, employees, officers,
      ----------------
directors and agents of the Agent (in its individual capacity), each Lender or the Lessor, as applicable.

     "Interest Expense" means with respect to the Indebtedness of Rowe Companies
      ----------------
and its Subsidiaries for the applicable period, all amounts which would, in accordance with GAAP, be incurred or expensed during such period with respect to interest on such Indebtedness, including, without limitation, (i) imputed interest in respect of Financing Leases, (ii) amortization of debt discount expense and (iii) capitalized interest expense.

     "Joinder Agreement" means an agreement substantially in the form of Exhibit
      -----------------
J to the Master Agreement pursuant to which a Subsidiary of Rowe Companies shall become a Lessee.

     "Land" means the land described in the related Lease Supplement.
      ----

     "Laws" means all ordinances, statutes, rules, regulations, orders,
      ----
injunctions, writs, treaties or decrees of any Governmental Authority, or of any court or similar entity established by any thereof.

     "Lease" means the Master Lease Agreement, dated as of August __, 1999
      -----
together with each Lease Supplement thereto, among the Lessees and the Lessor.

     "Lease Balance" means, with respect to all of the Leased Properties, as of
      -------------
any date of determination, an amount equal to the aggregate sum of the outstanding Funded Amounts of all Funding Parties, all accrued and unpaid interest on the Loans, all accrued and unpaid Yield on the Lessor's Invested Amounts, all unpaid fees owing to the Funding Parties under the Operative Documents, including all other amounts owing to the Funding Parties by the Lessees under the Operative Documents.

     "Lease Supplement" is defined in Section 2.1 of the Lease.
      ----------------

     "Lease Term" means (a) the Base Term, as it may be renewed pursuant to
      ----------
Section 14.9 of the Lease or (b) such shorter period as may result from earlier termination of the Lease as provided therein.

     "Lease Termination Date" means the last day of the Lease Term.
      ----------------------

     "Leased Property" means Land and the related Building(s) and Appurtenances.
      ---------------
For purposes of the Lease, "Leased Property" means the Land identified in a Lease Supplement and the Buildings related thereto and Appurtenances, unless the context provides otherwise, but expressly excludes Lessee's Property.

     "Leased Property Balance" means, with respect to any Leased Property, as of
      -----------------------
any date of determination, an amount equal to the aggregate sum of the outstanding related Funded Amounts of all Funding Parties, all accrued and unpaid interest on the related Loans, all accrued and unpaid Yield on the related Lessor Invested Amounts, all related unpaid fees owing to the Funding Parties under the Operative Documents, and all other amounts owing to the Funding Parties by any Lessee under the Operative Documents with respect to such Leased Property.

     "Lender Basic Rent" means, for any Rent Period under the Lease, the
      -----------------
aggregate amount of interest accrued on the Loans pursuant to Section 2.4 of the Loan Agreement during such Rent Period.

     "Lenders" means such financial institutions as are, or who may hereafter
      -------
become, parties to the Loan Agreement as lenders to the Lessor as permitted under Section 6.2(b) of the Master Agreement.

     "Lending Office" for each Lender means the office such Lender designates in
      --------------
writing from time to time to Rowe Furniture and the Agent.

     "Lessee" is defined in the preamble to the Master Agreement. The "related"
      ------
Lessee with respect to any Leased Property means the Lessee that is party to the Lease Supplement for such Leased Property.

     "Lessee's Property" means personal property and all renewals and
      -----------------
replacements thereof, in each case, now owned or hereafter acquired by the Lessee or any subtenant or permitted assignee of the Lessee and installed or located at or on the Leased Property or necessary for the operations of the Lessee's business that (i) is not financed by any Funding advanced under any Operative Document, (ii) is not permanently affixed or attached to the Building so that it does not constitute an integral part of the Leased Property and (iii) would not diminish the value of the Leased Property when removed. The property intended by the parties on the Closing Date to be financed by the Lessor and/or the Lenders is set forth on Schedule I to the Lease Supplement.

     "Lessor" is defined in the preamble to the Master Agreement.
      ------

     "Lessor Basic Rent" means, for any Rent Period under the Lease, the
      -----------------
aggregate amount of Yield accrued and unpaid on the Lessor's Invested Amounts pursuant to Section 2.3(a) of the Master Agreement during such Rent Period.

     "Lessor Liens" means Liens on or against any Leased Property, the Lease,
      ------------
any other Operative Document or any payment of Rent (a) which result from any act or omission of, or any Claim against, the Lessor unrelated to the Transaction or from Lessor's failure to perform as required under the Operative Documents or (b) which result from any Tax owed by the Lessor, except any Tax for which an Obligor is obligated to indemnify (including, without limitation, in the foregoing exception, any assessments with respect to any Leased Property noted on the related Title Policy or assessed in connection with any construction or development by a Lessee or the Construction Agent).

     "Lessor Rate" is defined in the Lessor Side Letter.
      -----------

     "Lessor Side Letter" means the letter agreement, dated as of August __,
      ------------------
1999, between Rowe Furniture and the Lessor.

     "Lessor's Invested Amount" means the amounts funded by the Lessor pursuant
      ------------------------
to Section 2 of the Master Agreement that are not proceeds of Loans by a Lender, as such amount may be increased during the related Construction Term pursuant to Section 2.3(c) of the Master Agreement.

     "LIBOR" means the London interbank offered rate for U.S. Dollar deposits
      -----
applicable to any Rent Period, being determined for purposes hereof as the rate per annum (rounded upward, if necessary, to the nearest one-tenth of 1%) appearing on page 3750 of the Telerate Service (or on any successor or substitute page of the Telerate Service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) quoted at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Rent Period for the offering to leading banks in the London interbank market of U.S. Dollar deposits in immediately available funds for a period, and in an amount, comparable to the Rent Period and principal amount of the LIBOR Advances which shall be made by the Agent and outstanding during such Rent Period.

     "LIBOR Advance" means that portion of the Funded Amount bearing interest at
      -------------
a rate based on the Adjusted LIBO Rate.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation,
      ----
assignment, deposit arrangement, encumbrance (including, without limitation, any easement, right-of-way, zoning or similar restriction or title defect), lien (statutory or other) or priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

     "Loan" shall have the meaning specified in Section 2.1 of the Loan
      ----
Agreement.

     "Loan Agreement" means the Loan Agreement, dated as of August __, 1999,
      --------------
among the Lessor, the Agent and the Lenders.

     "Loan Documents" means the Loan Agreement, the Notes, the Assignments of
      --------------
Lease and Rents, the Mortgages and all documents and instruments executed and delivered in connection with each of the foregoing.

     "Loan Event of Default" means any of the events specified in Section 5.1 of
      ---------------------
the Loan Agreement, provided that any requirement for the giving of notice, the
                    --------
lapse of time, or both, or any other condition, event or act has been satisfied.

     "Loan Potential Event of Default" means any event, condition or failure
      -------------------------------
which, with notice (if required) and expiration of any applicable cure period, would become a Loan Event of Default.

     "Loss Proceeds" is defined in Section 10.6 of the Lease.
      -------------

     "Margin Regulations" means Regulations T, U and X of the Board of Governors
      ------------------
of the Federal Reserve System, as the same may be in effect from time to time.

     "Master Agreement" means the Master Agreement, dated as of August 27, 1999
      ----------------
among the Lessees, the Guarantors, the Lessor, the Agent and the Lenders.

     "Material Adverse Effect" means with respect to any event or occurrence of
      -----------------------
whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on (i) the ability of any Obligor to perform its obligations under any Operative Document, or (ii) the value or useful life of any Leased Property, or the enforceability of the Master Agreement, the Lease, the Construction Agency Agreement or the Guaranty.

     "Minimum Interest Coverage Ratio" means the ratio of (i) net income plus
      -------------------------------
interest expense plus taxes to (ii) interest expense, as determined in accordance with GAAP.

     "Mortgage" means, with respect to any Leased Property, that certain
      --------
mortgage, deed of trust or security deed, dated as of the related Closing Date, by the Lessor to the Agent, in the form of Exhibit D-1 or D-2 attached to the Master Agreement, with such modifications as are satisfactory to the Lessor and the Agent in conformity with Applicable Law to assure customary remedies in favor of the Agent in the jurisdiction where the Leased Property is located.

     "Notes" means the A Note and the B Note issued by the Lessor under the Loan
      -----
Agreement, and any and all notes issued in replacement or exchange therefor in accordance with the provisions thereof.

     "Obligations"  means all indebtedness (whether principal, interest, fees or
      -----------
otherwise), obligations and liabilities of each Lessee to the Funding Parties (including without limitation all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings thereof, whether or not the same involve modifications to interest rates or other payment terms of such indebtedness, obligations and liabilities), whether arising under any of the Operative Documents or otherwise, and whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, or acquired by Funding Parties outright, conditionally or as collateral security from another, including but not limited to the obligation of each Lessee to repay future advances by the Funding Parties, whether or not made pursuant to commitment and whether or not presently contemplated by any Lessee and the Funding Parties under the Operative Documents.

     "Obligor" means any Guarantor or Lessee.
      -------

     "Officer's Certificate" of a Person means a certificate signed by the
      ---------------------
Chairman of the Board or the President or any Executive Vice President or any Senior Vice President or any other Vice President of such Person signing with the Treasurer or any Assistant Treasurer or the Controller or any Assistant Controller or the Secretary or any Assistant Secretary of the such Person, or by any Vice President who is also Controller or Treasurer signing alone.

     "Operative Documents" means the Master Agreement, the Purchase Agreement,
      -------------------
the Lease, the Security Agreement and Assignment, the Notes, the Loan Agreement, the Guaranty, the Assignments of Lease and Rents, the Mortgages, the Construction Agency Agreement, the Joinder Agreements and the other documents delivered in connection with the transactions contemplated by the Master Agreement.

     "Overdue Rate" means the lesser of (a) the highest interest rate permitted
      ------------
by Applicable Law and (b) an interest rate per annum (calculated on the basis of a 365-day (or 366-day, if appropriate) year equal to 2.0% above the Prime Rate in effect from time to time or, in the case of Yield, 2% above the Lessor Rate.

     "Partnership Agreement" means the Agreement of Limited Partnership of
      ---------------------
Atlantic Financial Group, Ltd., dated as of February 28, 1996, among the General Partner and the persons listed on Schedule A thereto as limited partners.

     "Payment Date" means the last day of each Rent Period (and if such Rent
      ------------
Period is longer than three months, the day that is 90 days after the first day of such Rent Period) or, if such day is not a Business Day, the next Business Day, unless paying on next succeeding Business Day puts payment in a different LIBOR period, in which case, payment will be credited to or made on the next preceding Business Day to avoid LIBOR breakage costs.

     "Payment Date Notice" is defined in Section 2.3(d) of the Master Agreement.
      -------------------

     "Permitted Encumbrances" means the following with respect to any Leased
      ----------------------
Property: (a) the respective rights and interest of the related Lessee, the Lessor, the Agent and any Lender, as provided in the Operative Documents, (b) Liens for Taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings, (c) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens arising after the related Closing Date in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings, so long as enforcement thereof is stayed pending such proceedings,(d) Liens arising after such Closing Date out of judgments or awards with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith, so long as the enforcement thereof has been stayed pending such appeal or review, (e) easements, rights of way, reservations, servitudes and rights of others against the Land which do not materially and adversely affect the value or the utility of such Leased Property, (f) other Liens incidental to the conduct of the related Lessee's business which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Leased Property or materially impair the use thereof, (g) assignments and subleases expressly permitted by the Operative Documents, (h) Liens created with consent of the Lessor and the Agent and (i) Liens reflected on the Title Policy delivered with respect to such Leased Property on the Closing Date.

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, joint venture, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means any "employee pension benefit plan," defined in Section 3(2)
      ----
of ERISA, that is sponsored or maintained by The Rowe Companies or by any ERISA Affiliate of The Rowe Companies and which is intended to be qualified under
Section 401(a) of the Code.

     "Plans and Specifications" means with respect to any Building the final
      ------------------------
plans and specifications for such Building prepared by the Architect, and, if applicable, referred to by the Appraiser in the Appraisal, as such Plans and Specifications may be hereafter amended, supplemented or otherwise modified from time to time.

     "Potential Event of Default" means any event, condition or failure which,
      --------------------------
with notice (if required) and expiration of any applicable cure period, would become an Event of Default.

     "Prime Rate" means the interest rate established from time to time by the
      ----------
Agent and recorded in its credit administration division as a reference used by the Agent in determining the lending rates on commercial loans. The Prime Rate is not intended to be the lowest rate of interest charged on any extension of credit to any customer. Any change in the interest rate based on the Prime Rate resulting from a change in the Prime Rate shall be effective as of the opening of business on the day on which such change in the Prime Rate becomes effective.

     "Prime Rate Advance" means that portion of the Funded Amount bearing
      ------------------
interest at the Prime Rate.

     "Prohibited Transaction" means a "prohibited transaction" as defined in
      ----------------------
Section 406 of ERISA.

     "Property" or "Properties" means all of the personal or real property
      --------      ----------
assets leased or owned by the Lessee, and any buildings and structures now or later owned, leased, used or operated by the Lessee.

     "Purchase Agreement" means with respect to any Land, the purchase agreement
      ------------------
with the Seller for the conveyance of such Land to the Lessor.

     "Purchase Option" is defined in Section 14.1(a) of the Lease.
      ---------------

     "Qualified Swap Agreement" means an interest swap agreement in a form
      ------------------------
published by the International Swaps and Derivatives Association, Inc. executed by Rowe Companies as of the Closing Date that shall conform to the following general guidelines and shall otherwise be acceptable in form and substance to the Agent:

     (a) a notional amount of not less than $20,000,000 shall be hedged under the swap agreement directly between Rowe Companies and a counterparty not affiliated with the Lessee rated at least (short term) A-1 by Standard & Poor's Ratings Service and P-1 by Moody's Investors Service, Inc., with Rowe Companies assigning its rights under such swap agreement to the Agent; and

     (b) under the terms of the swap agreement, Rowe Companies shall agree to pay to the counterparty a fixed rate of interest at a market rate to be determined at the time of the execution of the swap agreement in exchange for the counterparty's agreement to pay a variable rate of interest based on 30-day LIBOR and otherwise determined by reference to Rowe Companies' outstanding payment obligations under the Operative Documents.

     "Quarterly Payment Date" means the last Business Day of each March, June,
      ----------------------
September and December of each year.

     "Recourse Deficiency Amount" means, as of any date of determination
      --------------------------
thereof, the sum of (i) the aggregate principal amount of the A Loans then outstanding, plus (ii) all accrued and unpaid interest on the A Loans.
             ----

     "Regulation U" means Regulation U of the Board of Governors of the Federal
      ------------
Reserve System.

     "Regulation X" means Regulation X of the Board of Governors of the Federal
      ------------
Reserve System.

     "Regulations" means the income tax regulations promulgated from time to
      -----------
time under and pursuant to the Code.

     "Release" means the release, deposit, disposal or leak of any Hazardous
      -------
Material into or upon or under any land or water or air, or otherwise into the environment, including, without limitation, by means of burial, disposal, discharge, emission, injection, spillage, leakage, seepage, leaching, dumping, pumping, pouring, escaping, emptying, placement and the like.

     "Release Date" means, with respect to any Leased Property, the earlier of
      ------------
(i) the date that the related Leased Property Balance has been paid in full, and
(ii) the date on which the Agent gives notice to the Lessor and the Lessee that the Lenders release any and all interest they may have in such Leased Property, and all proceeds thereof, and any rights to direct, consent or deny consent to any action by the Lessor and the Lessee with respect to such Leased Property.

     "Remarketing Option" is defined in Section 14.6 of the Lease.
      ------------------

     "Rent" means Basic Rent and Supplemental Rent, collectively.
      ----

     "Rent Period" means (i) in the case of Prime Rate Advances, means the
      -----------
period from, and including, a Quarterly Payment Date to, but excluding, the next succeeding Quarterly Payment Date; and (ii) with respect to any LIBOR Advance:

     (1) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by Rowe Furniture in its Funding Notice or Payment Date Notice, as the case may be, given with respect thereto; and

     (2) thereafter, each period commencing on the last day of the next preceding Rent Period applicable to such LIBOR Advance and ending one, two, three or six months thereafter, as selected by Rowe Furniture by irrevocable notice to the Agent in its related Payment Date Notice; provided, however that:
          --------  -------

               (a) The initial Rent Period for any Funding shall commence on the Funding Date of such Funding and each Rent Period occurring thereafter in respect of such Funding shall commence on the day on which the next preceding Rent Period expires;

               (b) If any Rent Period would otherwise expire on a day which is not a Business Day, such Rent Period shall expire on the next succeeding Business Day, provided that if any Rent Period in respect
                                   --------
          of LIBOR Advances would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Rent Period shall expire on the next preceding Business Day;

               (c) Any Rent Period in respect of LIBOR Advances which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Rent Period shall, subject to paragraph (d) below, expire on the last Business Day of such calendar
          -------------
          month; and

               (d)  No Rent Period shall extend beyond the Lease Termination
          Date.

     "Report" is defined in Section 7.6 of the Master Agreement.
      ------

     "Required Lenders" means, at any time, Lenders holding an aggregate
      ----------------
outstanding principal amount of Loans equal to at least 66-2/3% of the aggregate outstanding principal amount of all Loans.

     "Required Funding Parties" means, at any time, Funding Parties holding an
      ------------------------
aggregate outstanding principal amount of Funded Amounts equal to at least 66-2/3% of the aggregate outstanding principal amount of all Funded Amounts.

     "Requirements of Law" means, as to any Person, the charter and by-laws or
      -------------------
other organizational or governing documents of such Person, and any law, rule or regulation, permit, approval, authorization, license or variance, order or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X of the Board of Governors of the Federal Reserve System, and any building, environmental or land use requirement or permit or occupational safety or health law, rule or regulation.

     "Responsible Officer" means the chairman and the chief executive officer of
      -------------------
Rowe Companies, the chief financial officer of Rowe Companies, the treasurer of Rowe Companies or the senior vice president-finance of Rowe Companies, or any assistant treasurer of Rowe Companies.

     "Reuters Screen" means, when used in connection with any designated page
      --------------
and LIBOR, the display page so designated on the Reuters Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Revolver" means the Revolving Credit Loan Agreement, dated November 25,
      --------
1998, between Rowe Companies, successor in interest to Rowe Furniture Corporation, its subsidiaries and Agent, as amended from time to time.

     "Rowe Companies" means The Rowe Companies, a Nevada corporation.
      --------------

     "Rowe Furniture" means Rowe Furniture, Inc., a Virginia corporation.
      --------------

     "Scheduled Construction Termination Date" means with respect to any
      ---------------------------------------
Building the earlier of (i) two years after the Closing Date for the related Land and (ii) eighteen months after the commencement of the Construction of such Building.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Securities" means any stock, shares, voting trust certificates, bonds,
      ----------
debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Security Agreement and Assignment" means, with respect to any Leased
      ---------------------------------
Property, the Security Agreement and Assignment (Construction Contract, Architect's Agreement, Permits, Licenses and Governmental Approvals, and Plans, Specifications and Drawings) from the Construction Agent to the Lessor, substantially in the form of Exhibit C to the Master Agreement.

     "Seller" means, as to any Leased Property, the seller thereof to the
      ------
Lessor.

     "Significant Subsidiary" means at any date, any Subsidiary of Rowe
      ----------------------
Companies which, together with its Subsidiaries, (i) has a proportionate share of Consolidated Net Assets that exceeds 30% at the time of determination or (ii) has equity in the Consolidated Net Income that exceeds 30% for the period of the four most recently completed fiscal quarters preceding the time of determination.

     "Subsidiary" means as to any Person, a corporation, partnership or other
      ----------
entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in the Operative Documents shall refer to a Subsidiary or Subsidiaries of Rowe Companies.

     "Supplemental Rent" means any and all amounts, liabilities and obligations
      -----------------
other than Basic Rent which any Lessee assumes or agrees or is otherwise obligated to pay under the Lease or any other Operative Document (whether or not designated as Supplemental Rent) to the Lessor, the Agent, any Lender or any other party, including, without limitation, amounts under Article XVI of the Lease, and indemnities and damages for breach of any covenants, representations, warranties or agreements, and all overdue or late payment charges in respect of any Funded Amount.

     "Tax" or "Taxes" is defined in Section 7.4 of the Master Agreement.
      ---      -----

     "Tax Code" means the Internal Revenue Code of 1986, as amended and in
      --------
effect from time to time.

     "Tax Indemnitee" means the Lessor, the Agent, any Lender and their
      --------------
respective Affiliates, successors, permitted assigns, permitted transferees, employees, officers, directors and agents thereof, provided, however, that in no
                                                   --------  -------
event shall any Lessee be a Tax Indemnitee.

     "Telerate" means, when used in connection with any designated page and
      --------
LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

     "Title Insurance Company" means the company that has or will issue the
      -----------------------
title policies with respect to a Leased Property, which company shall be reasonably acceptable to the Funding Parties.

     "Title Policy" is defined in Section 3.1 of the Master Agreement.
      ------------

     "Total Capitalization" means Equity and Funded Debt of the Lessee.
      --------------------

     "Transaction" means all the transactions and activities referred to in or
      -----------
contemplated by the Operative Documents.

     "UCC" means the Uniform Commercial Code of Virginia, as in effect from time
      ---
to time.

     "Withholding Taxes" is defined in Section 7.5(d) of the Master Agreement.
      -----------------

     "Yield" is defined in Section 2.3 of the Master Agreement.
      -----